                             SUB-ADVISORY AGREEMENT

   THIS AGREEMENT is made and entered into as of the 3rd day of September,  2002 between  SECURITY  MANAGEMENT  COMPANY,  LLC (the  "Adviser"),  a Kansas limited liability  company,  registered  under the  Investment  Advisers Act of 1940, as amended (the "Investment  Advisers Act"), and Templeton  Investment Counsel, LLC
(the  "Subadviser"),  a Delaware limited liability company  registered under the
Investment Advisers Act.

                                   WITNESSETH:

   WHEREAS,  SBL Fund and Security Equity Fund,  Kansas  corporations,  are each registered  with the Securities and Exchange  Commission (the  "Commission")  as
open-end  management  investment  companies under the Investment  Company Act of
1940, as amended (the "Investment Company Act");

   WHEREAS,  SBL Fund is  authorized  to issue  shares of  Series I, a  separate series of SBL Fund and Security Equity Fund is authorized to issue shares of the
International  Series,  a separate  series of Security Equity Fund (Series I and the  International  Series are referred to herein  individually  as a "Fund" and collectively as the "Funds");

   WHEREAS,  each of the Funds has,  pursuant to an Advisory  Agreement with the
Adviser (the  "Advisory  Agreement"),  retained the Adviser to act as investment adviser for and to manage its assets;

   WHEREAS,  the Advisory  Agreements  permit the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the Investment Company Act; and

   WHEREAS, the Adviser desires to retain the Subadviser as subadviser to act as investment  adviser  for and to manage the  Funds'  respective  Investments  (as defined below) and the Subadviser desires to render such services.

   NOW,  THEREFORE,  the Adviser and Subadviser do mutually agree and promise as follows:

   1.  APPOINTMENT AS  SUBADVISER.  The Adviser hereby retains the Subadviser to act as  investment  adviser for and to manage the assets of each Fund subject to the  supervision  of the  Adviser  and the Board of  Directors  of such Fund and subject to the terms of this Agreement;  and the Subadviser  hereby accepts such employment.  In such  capacity,  the Subadviser  shall be  responsible  for each
Fund's Investments.

   2.  DUTIES OF SUBADVISER.

        (a)  INVESTMENTS.  The Subadviser is hereby  authorized and directed and hereby agrees,  subject to the stated investment policies and restrictions of each Fund as set forth in such Fund's  prospectus and statement of additional information as currently in effect and as  supplemented  or amended from time to time  (collectively  referred  to  hereinafter  as the  "Prospectus")  and subject to the  directions  of the Adviser and such Fund's Board of Directors to  purchase,  hold  and  sell  investments  for the  account  of  such  Fund
   (hereinafter  "Investments")  and  to  monitor  on  a  continuous  basis  the performance  of such  Investments.  The  Subadviser  shall give the Funds the benefit of its best efforts in  rendering  its  services as  Subadviser.  The
   Subadviser  may contract  with or consult with such banks,  other  securities firms, brokers or other parties,  without additional expense to the Funds, as it may deem appropriate regarding investment advice, research and statistical data, clerical assistance or otherwise.

        (b) BROKERAGE. The Subadviser is authorized,  subject to the supervision of the Adviser and the  respective  Fund's  Board to  establish  and maintain accounts on behalf of each Fund with,  and place  orders for the purchase and sale of each Fund's  Investments  with or through,  such persons,  brokers or dealers as Subadviser may select which may include,  to the extent  permitted by the Adviser and the respective Fund's Board, brokers or dealers affiliated with the Subadviser or Adviser, and negotiate  commissions to be paid on such transactions. The Subadviser agrees that in placing such orders for a Fund it shall attempt to obtain best execution, provided that, the Subadviser may, on behalf of such Fund,  pay brokerage  commissions  to a broker which  provides brokerage  and research  services to the  Subadviser  in excess of the amount another broker would have charged for effecting the transaction, provided (i)
   the  Subadviser  determines  in good faith that the amount is  reasonable  in relation to the value of the brokerage and research  services provided by the executing  broker in terms of the  particular  transaction or in terms of the
   Subadviser's  overall  responsibilities  with  respect  to such  Fund and the accounts as to which the Subadviser  exercises  investment  discretion,  (ii)
   such  payment is made in  compliance  with  Section  28(e) of the  Securities
   Exchange  Act of  1934,  as  amended,  and  any  other  applicable  laws  and
   regulations,   and  (iii)  in  the  opinion  of  the  Subadviser,  the  total commissions  paid by such Fund will be reasonable in relation to the benefits to the  Fund  over  the  long  term.  In  reaching  such  determination,  the
   Subadviser  will not be  required  to place or  attempt  to place a  specific dollar value on the  brokerage  and/or  research  services  provided or being provided by such broker.  It is recognized that the services provided by such brokers may be useful to the Subadviser in connection  with the  Subadviser's services  to other  clients.  On  occasions  when the  Subadviser  deems  the purchase  or sale of a security  to be in the best  interests  of the Fund as well as other  clients  of the  Subadviser,  the  Subadviser,  to the  extent permitted  by  applicable  laws and  regulations,  may, but shall be under no obligation  to,  aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage  commissions and efficient execution.  In such event,  allocation of securities so sold or purchased, as well  as the  expenses  incurred  in the  transaction,  will  be  made by the
   Subadviser in the manner the  Subadviser  considers to be the most  equitable and consistent  with its fiduciary  obligations to the Fund or Funds involved and to such other clients.  The Subadviser  will provide  information on such allocations  at the  reasonable  request of the  Adviser,  or the  respective
   Fund's Board, which information may include the broker(s) to whom such trades were  directed and the basis of the  allocation  for the  aggregated  trades.
   Subject  to the  foregoing  provisions  of this  subsection  2(b)  and at the direction of the Adviser or the Fund,  the Subadviser may also consider sales of the Funds' shares as a factor in the selection of brokers or dealers for a
   Fund's portfolio transactions.

        (c) SECURITIES TRANSACTIONS. The Subadviser and any affiliated person of the Subadviser will not purchase securities or other instruments from or sell securities  or  other  instruments  to  a  Fund  ("Principal  Transactions");
   PROVIDED, HOWEVER, the Subadviser may enter into a Principal Transaction with a Fund if (i) the  transaction  is  permissible  under  applicable  laws  and regulations,  including,  without limitation,  the Investment Company Act and the  Investment  Advisers  Act  and the  rules  and  regulations  promulgated thereunder, and (ii) the transaction or category of transactions receives the express written approval of the Adviser.

            The  Subadviser  agrees to observe  and comply with Rule 17j-1 under the Investment Company Act and its Code of Ethics, as the same may be amended from time to time. The Subadviser agrees to provide the Adviser and the Funds with a copy of such Code of Ethics.

        (d)  BOOKS AND  RECORDS.  The  Subadviser  will  maintain  all books and records required to be maintained  pursuant to the Investment Company Act and the rules and  regulations  promulgated  thereunder  solely  with  respect to transactions made by it on behalf of the Funds including, without limitation, the books and records  required by  Subsections  (b)(1),  (5), (6), (7), (9),
   (10) and (11) and Subsection  (f) of Rule 31a-1 under the Investment  Company
   Act and shall timely furnish to the Adviser all  information  relating to the
   Subadviser's  services  hereunder  needed by the  Adviser  to keep such other books and records of the Funds  required  by Rule 31a-1 under the  Investment
   Company Act. The Subadviser will also preserve all such books and records for the periods prescribed in part (e) of Rule 31a-2 under the Investment Company
   Act,  and agrees to provide the Adviser or Fund with copies of such books and records upon the Adviser's  reasonable request. The Subadviser further agrees that all books and records  maintained  hereunder  shall be made available to the respective  Fund or the Adviser at any time upon  reasonable  request and notice, including telecopy, during any business day.

        (e) INFORMATION CONCERNING INVESTMENTS AND SUBADVISER. From time to time as the  Adviser  or a Fund may  request,  the  Subadviser  will  furnish  the requesting party reports on portfolio transactions and reports on Investments held in the  portfolios,  all in such detail as the Adviser or the applicable
   Fund may reasonably request.  The Subadviser will make available its officers and  employees  to meet with the Board of  Directors  of a Fund at the Fund's principal place of business upon reasonable request to review the Investments of the Fund.

            The Subadviser will also provide such  information as is customarily provided by a subadviser  and may be required for each Fund or the Adviser to comply with their respective  obligations  under applicable laws,  including, without  limitation,  the  Internal  Revenue  Code of 1986,  as amended  (the
   "Code"),  the  Investment  Company  Act,  the  Investment  Advisers  Act, the
   Securities  Act of 1933,  as  amended  (the  "Securities  Act") and any state securities laws, and any rule or regulation thereunder.

            During the term of this Agreement, the Adviser agrees to furnish the
   Subadviser  at  its  principal  office  all  registration  statements,  proxy statements,  reports to  stockholders,  sales  literature or other  materials prepared for  distribution  to  stockholders of each Fund, or the public that refer to the Subadviser for Subadviser's review and approval.  The Subadviser shall be deemed to have  approved all such  materials  unless the  Subadviser reasonably  objects by giving  notice to the  Adviser in writing  within five business days (or such other period as may be mutually  agreed) after receipt thereof. The Subadviser's right to object to such materials is limited to the portions of such  materials that relate to the  Subadviser,  its services and its  clients.  The  Adviser  agrees to use its best  efforts  to ensure  that materials prepared by its employees or agents or its affiliates that refer to the Subadviser or its clients in any way are consistent  with those materials previously approved by the Subadviser as referenced in this paragraph.  Sales literature  may be furnished to the  Sub-Adviser  by first class or overnight mail, facsimile transmission equipment or hand delivery.

        (f) CUSTODY  ARRANGEMENTS.  The  Subadviser  shall  provide  each Fund's custodian, on each business day with information relating to all transactions concerning the Fund's assets.

        (g) COMPLIANCE  WITH  APPLICABLE  LAWS AND GOVERNING  DOCUMENTS.  In all
   matters relating to the performance of this Agreement, the Subadviser and its directors,  officers, partners, employees and interested persons shall act in conformity with each Fund's Articles of Incorporation, By-Laws, and currently effective  registration  statement  and with  the  written  instructions  and directions  of each Fund's Board and the  Adviser,  and shall comply with the requirements of the Investment Company Act, the Investment  Advisers Act, the
   Commodity  Exchange  Act (the  "CEA"),  the rules  thereunder,  and all other applicable federal and state laws and regulations.

            In carrying out its obligations under this Agreement, the Subadviser shall,  solely with regard to those  matters  within its control and based on information  available  to it (i)  invest  the  assets  of the Fund in such a manner that each Fund complies with Section  851(b)(2) and Section  851(b)(3)
   of Subchapter M of the Code (or any successor  provision) and (ii) invest the assets of Series I of SBL Fund in such a manner that  Series I complies  with the  diversification  provisions  of  Section  817(h)  of the  Code  (or  any successor  provision) and the regulations  issued thereunder  relating to the
   diversification   requirements  for  variable  insurance  contracts  and  any prospective  amendments or other  modifications to Section 817 or regulations thereunder.  Subadviser  shall notify the Adviser  immediately  upon having a reasonable  basis  for  believing  that a Fund has  ceased  to  qualify  as a
   Regulated  Investment  Company or Series I has ceased to comply with  Section
   817(h) and, with respect to Section 817(h), will take all reasonable steps to adequately  diversify Series I so as to achieve  compliance  within the grace period afforded by Regulation 1.817-5.

            The Adviser has furnished the Subadviser  with copies of each of the following  documents and will furnish the Subadviser at its principal  office all future  amendments and supplements to such documents,  if any, as soon as practicable  after such  documents  become  available:  (i) the  Articles  of
   Incorporation  of each Fund, (ii) the By-Laws of each Fund, (iii) each Fund's registration  statement  under the Investment  Company Act and the Securities
   Act of 1933, as amended,  as filed with the Commission,  and (iv) any written instructions of the respective  Fund's Board and the Adviser.  The Subadviser shall not be held  responsible  for  compliance  with any document  described above unless and until such document has been provided to the Subadviser.

        (h) VOTING OF PROXIES.  The Subadviser  shall direct the custodian as to how to vote such proxies as may be necessary or advisable in connection  with any matters submitted to a vote of shareholders of securities held by a Fund.
   The Adviser will instruct the custodian and other parties providing  services to the Fund promptly to forward to the  Subadviser  copies of all proxies and shareholder  communications  relating to securities  held by each Fund (other than  materials  relating  to Legal  Proceedings).  The  Adviser  agrees that
   Subadviser  will not be  responsible  or liable  for  failing  to direct  the custodian  to vote any  proxies  where  it has not  received  copies  of such proxies  or  related  shareholder  communications  on  a  timely  basis.  The
   Subadviser  will not be expected or required to advise or act for the Adviser or a Fund in any Legal Proceedings,  including bankruptcies or class actions, involving  securities held or previously held by a Fund or the issuers of the securities  ("Legal  Proceedings").  The Subadviser may undertake  litigation against an issuer on behalf of a Fund,  provided that the Subadviser  obtains the Fund's prior consent to being a named plaintiff in such  litigation,  and the Fund will pay its portion of any applicable outside legal fees associated with the action. If the Fund does not consent to being a named plaintiff in a litigation,  it shall forfeit any claim to any assets  Subadviser may recover and,  in such  case,  the  Adviser  agrees to hold  Subadviser  harmless  for excluding a Fund from such action.  In the case of class action  settlements, and/or upon the final  disposition of a class action suit  involving  issuers held in a Fund,  Subadviser  shall  include  information  about  the Fund for
   purposes  of  participating  in  any  distribution   made  pursuant  to  such
   settlement  and/or  final  disposition.  The Fund will pay its  proportionate share of any outside legal fees incurred in completing  required  claim forms in such cases.

   3. INDEPENDENT  CONTRACTOR.  In the performance of its duties hereunder,  the
Subadviser  is and  shall be an  independent  contractor  and  unless  otherwise expressly  provided  herein or otherwise  authorized  in writing,  shall have no authority  to act  for or  represent  the  Funds  or the  Adviser  in any way or otherwise be deemed an agent of the Funds or the Adviser.

   4.  COMPENSATION.  The Adviser shall pay to the Subadviser,  for the services rendered hereunder, the fees set forth in Exhibit A to this Agreement.

   5.  EXPENSES.  The  Subadviser  shall  bear all  expenses  incurred  by it in connection  with  its  services  under  this  Agreement  (other  than  brokerage commissions,  mark ups and other expenses  relating to transactions  effected on behalf of a Fund) and will,  from time to time,  at its sole  expense  employ or associate  itself with such persons as it believes to be particularly  fitted to assist it in the  execution of its duties  hereunder.  However,  the  Subadviser shall not assign or delegate any of its investment  management duties under this
Agreement without the approval of the Adviser and the appropriate Fund's Board.

   6.  REPRESENTATIONS AND WARRANTIES OF SUBADVISER.  The Subadviser  represents and warrants to the Adviser and the Funds as follows:

        (a) The  Subadviser is  registered  as an  investment  adviser under the
   Investment Advisers Act;

        (b) The Subadviser will immediately notify the Adviser of the occurrence of any  event  that  would  disqualify  the  Subadviser  from  serving  as an investment  adviser of an investment  company pursuant to Section 9(a) of the
   Investment Company Act;

        (c) The Subadviser is fully authorized under all applicable law to serve as Subadviser to the Funds and to perform the services  described  under this
   Agreement.;

        (d) The  Subadviser is a limited  liability  company duly  organized and validly  existing  under the laws of the state of Delaware  with the power to own and  possess  its  assets  and carry on its  business  as it is now being conducted;

        (e) The  execution,  delivery and  performance by the Subadviser of this
   Agreement are within the Subadviser's powers and have been duly authorized by all necessary action on the part of its shareholders,  and no action by or in respect of, or filing  with,  any  governmental  body,  agency or official is required  on the  part of the  Subadviser  for the  execution,  delivery  and performance by the Subadviser of this Agreement, and the execution,  delivery and  performance  by the  Subadviser of this  Agreement do not  contravene or constitute a default  under (i) any  provision  of  applicable  law,  rule or regulation,  (ii)  the  Subadviser's  governing  instruments,  or  (iii)  any agreement,  judgment,  injunction,  order, decree or other instrument binding upon the Subadviser;

        (f) This Agreement is a valid and binding agreement of the Subadviser;

        (g) The Form ADV of the Subadviser previously provided to the Adviser is a true and  complete  copy of the form  filed  with  the  Commission  and the information  contained  therein is  accurate  and  complete  in all  material respects as of its filing date,  and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

   7. NON-EXCLUSIVITY.  The services of the Subadviser with respect to the Funds are not deemed to be exclusive,  and the  Subadviser  and its officers  shall be free to render  investment  advisory  and  administrative  or other  services to others (including other investment  companies) and to engage in other activities so  long  as  its  duties  hereunder  are  not  impaired  thereby.  The  Adviser understands  that  the  Subadviser  provides  investment  advisory  services  to numerous  other  funds and  accounts.  The  Adviser  also  understands  that the
Subadviser  may give  advice and take  action  with  respect to any of its other clients or for its own  account  which may  differ  from the timing or nature of action  taken by the  Subadviser  with  respect  to the  Funds.  Nothing in this
Agreement shall impose upon the Subadviser any obligation to purchase or sell or to recommend for purchase or sale,  with respect to a Fund,  any security  which
the  Subadviser,  or  its  shareholders,   directors,   officers,  employees  or
affiliates  may  purchase  or sell for its or their  own  account(s)  or for the account of any other client, provided, however, that this provision shall not be construed to relieve the  Subadviser of any fiduciary  duty it owes to the Funds in selecting Investments for the Funds.

   8.  REPRESENTATIONS  AND  WARRANTIES OF ADVISER.  The Adviser  represents and warrants to the Subadviser as follows:

        (a) The  Adviser  is  registered  as an  investment  adviser  under  the
   Investment Advisers Act;

        (b) The  Adviser has filed a notice of  exemption  pursuant to Rule 4.14 under the CEA with the Commodity Futures Trading  Commission (the "CFTC") and
   the National Futures Association;

        (c) The  Adviser  is a limited  liability  company  duly  organized  and validly  existing under the laws of the State of Kansas with the power to own and  possess  its  assets  and  carry  on its  business  as it is  now  being conducted;

        (d) The  execution,  delivery  and  performance  by the  Adviser of this
   Agreement and the Advisory Agreement are within the Adviser's powers and have been duly authorized by all necessary action on the part of its members,  and no action by or in respect of, or filing with, any governmental  body, agency or  official  is  required  on the  part of the  Adviser  for the  execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and  performance  by the Adviser of this Agreement do not contravene or constitute a default  under (i) any  provision of applicable  law, rule or regulation, (ii) the Adviser's governing instruments, or (iii) any agreement, judgment,  injunction,  order,  decree or other  instrument  binding upon the
   Adviser;

        (e) This  Agreement  and the  Advisory  Agreement  are valid and binding agreements of the Adviser;

        (f) The Form ADV of the Adviser previously provided to the Subadviser is a true and  complete  copy of the form  filed  with  the  Commission  and the information  contained  therein is  accurate  and  complete  in all  material respects as of its filing date and does not omit to state any  material  fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

        (g) The Adviser acknowledges that it received a copy of the Subadviser's
   Form ADV at least 48 hours prior to the execution of this Agreement.

   9. SURVIVAL OF REPRESENTATIONS  AND WARRANTIES;  DUTY TO UPDATE  INFORMATION.
All  representations  and  warranties  made by the  Subadviser  and the  Adviser pursuant  to  Sections 6 and 8 hereof  shall  survive  for the  duration of this
Agreement  and the parties  hereto shall  promptly  notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

   10. LIABILITY AND INDEMNIFICATION.

        (a) LIABILITY. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Subadviser or a breach of its duties hereunder, the  Subadviser  shall not be subject to any  liability  to the  Adviser,  to either Fund,  or any of either  Fund's  shareholders,  and, in the absence of willful misfeasance, bad faith or gross negligence on the part of the Adviser or a breach of its duties hereunder,  the Adviser shall not be subject to any liability  to the  Subadviser,  for any act or  omission  in the case of,  or connected with,  rendering  services  hereunder or for any losses that may be sustained in the purchase, holding or sale of Investments; PROVIDED, HOWEVER, that nothing herein shall relieve the Adviser and the Subadviser  from any of
   their  respective  obligations  under  applicable  law,  including,   without
   limitation, the federal and state securities laws and the CEA

        (b) INDEMNIFICATION.  The Subadviser shall indemnify the Adviser and the
   Funds,  and their  respective  officers and directors,  for any liability and expenses,  including  attorneys' fees, which may be sustained by the Adviser, or the Funds, as a result of the Subadviser's willful misfeasance, bad faith, gross  negligence,  breach of its duties hereunder or violation of applicable law, including,  without limitation, the federal and state securities laws or the CEA. The Adviser  shall  indemnify  the  Subadviser  and its officers and partners,  for any liability and expenses,  including  attorneys' fees, which may be  sustained  as a  result  of the  Adviser's,  or  the  Funds'  willful misfeasance,  bad faith, gross negligence,  breach of its duties hereunder or violation of applicable law, including,  without limitation,  the federal and state securities laws or the CEA.

   11. DURATION AND TERMINATION.

        (a) DURATION.  This Agreement shall become effective upon the date first above  written,  provided  that this  Agreement  shall not take  effect  with respect  to the  Funds  unless  it has  first  been  approved  by a vote of a majority  of those  directors  of SBL  Fund  and  Security  Equity  Fund,  as applicable,  who are not parties to this  Agreement or interested  persons of any such party,  cast in person at a meeting called for the purpose of voting on such approval. This Agreement shall continue in effect for a period of two years from the date hereof,  subject  thereafter to being  continued in force and  effect  from year to year  with  respect  to each  Fund if  specifically approved  each year by the Board of  Directors  of the  applicable  Fund.  In addition to the  foregoing,  each renewal of this  Agreement  with respect to each Fund must be approved by the vote of a majority of the applicable Fund's directors who are not parties to this Agreement or interested  persons of any such party,  cast in person at a meeting  called for the purpose of voting on such approval. Prior to voting on the renewal of this Agreement, the Board of
   Directors of the applicable Fund may request and evaluate, and the Subadviser shall furnish,  such information as may reasonably be necessary to enable the
   Fund's Board of Directors to evaluate the terms of this Agreement.

        (b) TERMINATION.  Notwithstanding whatever may be provided herein to the contrary,  this Agreement may be terminated at any time,  without  payment of any penalty:

              (i) By  vote  of a  majority  of the  Board  of  Directors  of the applicable  Fund,  or by vote of a majority  of the  outstanding  voting securities of the applicable Fund, or by the Adviser, in each case, upon sixty (60) days' written notice to the Subadviser;

             (ii)  By  the  Adviser  upon  breach  by  the   Subadviser  of  any
        representation  or warranty  contained in Section 6 hereof,  which shall not have been cured within twenty (20) days of the Subadviser's  receipt of written notice of such breach;

            (iii)  By  the  Adviser  immediately  upon  written  notice  to  the
        Subadviser if the Subadviser  becomes unable to discharge its duties and obligations under this Agreement; or

             (iv) By the  Subadviser  upon 90 days written notice to the Adviser and the applicable Fund.

            This Agreement shall not be assigned (as such term is defined in the
   Investment  Company  Act)  without the prior  written  consent of the parties hereto.  This Agreement  shall  terminate  automatically  in the event of its assignment  without  such  consent or upon the  termination  of the  Advisory
   Agreement.

   12. DUTIES OF THE ADVISER.  The Adviser shall continue to have responsibility for all services to be provided to the Funds pursuant to the Advisory  Agreement and shall oversee and review the  Subadviser's  performance  of its duties under this Agreement.

   13.  AMENDMENT.  This  Agreement  may be  amended  by mutual  consent  of the parties,  provided that the terms of each such  amendment with respect to a Fund shall be approved by the Board of Directors of the applicable  Fund or by a vote of a majority of the outstanding voting securities of the applicable Fund.

   14.  NOTICE.  Any notice  that is required to be given by the parties to each other (or to the Fund)  under the terms of this  Agreement  shall be in writing, delivered,  or mailed  postpaid to the other party,  or transmitted by facsimile with  acknowledgment  of receipt,  to the parties at the following  addresses or facsimile  numbers,  which may from time to time be  changed  by the  parties by notice to the other party:

        (a) If to the Subadviser:

            Templeton Investment Counsel, LLC
            500 E. Broward Blvd., Suite 2100
            Ft. Lauderdale, FL 33394
            Attention:  Gary Motyl

        (b) Copy to:

            Franklin Templeton Investments
            One Franklin Parkway
            San Mateo, CA  94403-1906
            Attention:  General Counsel

        (c) If to the Adviser:

            Security Management Company, LLC
            One Security Benefit Place
            Topeka, Kansas 66636-0001
            Attention:  James R. Schmank, President
            Facsimile:  (785) 438-3080

        (d) If to SBL Fund:

            SBL Fund
            One Security Benefit Place
            Topeka, Kansas 66636-0001
            Attention:  Amy J. Lee, Secretary
            Facsimile:  (785) 438-3080

        (d) If to Security Equity Fund:

            Security Equity Fund
            One Security Benefit Place
            Topeka, Kansas 66636-0001
            Attention:  Amy J. Lee, Secretary
            Facsimile:  (785) 438-3080

   15. GOVERNING LAW; JURISDICTION. Except as indicated in Section 19(b) of this
Agreement,  this Agreement shall be governed by and construed in accordance with the laws of the  State of New  York,  without  regard  to its  conflicts  of law provisions.

   16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall together constitute one and the same instrument.

   17.  CAPTIONS.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

   18.  SEVERABILITY.  If any provision of this Agreement  shall be held or made invalid by a court  decision or  applicable  law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

   19. CERTAIN DEFINITIONS.

        (a)  "BUSINESS  DAY." As used herein,  business day means any  customary business  day in the United  States on which the New York Stock  Exchange  is open.

        (b)  MISCELLANEOUS.  Any  question  of  interpretation  of any  term  or provision of this Agreement having a counterpart in or otherwise derived from a term or  provision  of the  Investment  Company  Act shall be  resolved  by reference  to such term or  provision  of the  Investment  Company Act and to interpretations thereof, if any, by the U.S. courts or, in the absence of any controlling decisions of any such court, by rules, regulation or order of the
   Commission   validly  issued   pursuant  to  the   Investment   Company  Act.
   Specifically,  as used herein,  "investment  company,"  "affiliated  person,"
   "interested person,"  "assignment,"  "broker," "dealer" and "affirmative vote of the majority of the Fund's  outstanding  voting securities" shall all have such  meaning as such  terms have in the  Investment  Company  Act.  The term
   "investment  adviser"  shall  have  such  meaning  as  such  term  has in the
   Investment Advisers Act and the Investment Company Act, and in the event of a conflict between such Acts, the most expansive  definition shall control.  In addition,  where the effect of a requirement  of the  Investment  Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Commission,  whether of special or general application,  such provision shall be deemed to incorporate the effect of such rule,  regulation or order.

   IN WITNESS  WHEREOF,  the parties  hereto have executed this Agreement on the day and year first written above.

                                         SECURITY MANAGEMENT COMPANY, LLC

                                         By:     JAMES R. SCHMANK
                                                 -------------------------------
                                         Name:   James R. Schmank
                                         Title:  President

                                         Attest: AMY J. LEE
                                                 -------------------------------
                                         Name:   Amy J. Lee
                                         Title:  Secretary

                                         TEMPLETON INVESTMENT COUNSEL, LLC

                                         By:     GARY PAUL MOTYL
                                                 -------------------------------
                                         Name:   Gary Paul Motyl
                                         Title:  President

                                         Attest: ROBERT R. W. KAMEDA
                                                 -------------------------------
                                         Name:   Robert R. W. Kameda
                                         Title:  Associate General Counsel

                                    EXHIBIT A

                                  Compensation

   For all services rendered by the Subadviser  hereunder,  Adviser shall pay to
Subadviser an annual fee (the "Subadvisory Fee") as follows:

   An annual rate of 0.625% (62.5 basis points) of the combined  averaged  daily net assets of the Funds of $50 million or less; plus

   An annual rate of 0.465% (46.5 basis  points) of the combined  average  daily net assets of the Funds of more than $50 million, up to $200 million; plus

   An annual rate of 0.375% (37.5 basis  points) of the combined  average  daily net assets of the Funds of more than $200 million, up to $500 million; plus

   An annual rate of 0.350% (35 basis points) of the combined  average daily net assets of the Funds of more than $500 million.

   For purposes of calculating the compensation to be paid hereunder,  the value of the net assets of a Fund shall be  computed  in the same manner at the end of the business day as the value of such net assets is computed in connection  with the  determination  of the net asset value of the Fund's  shares as described in the then current prospectus for the applicable Fund.

   The  Subadvisory  Fee shall be accrued for each  calendar day the  Subadviser renders  subadvisory  services  hereunder  and the sum of the daily fee accruals shall be paid monthly to the  Subadviser  as soon as  practicable  following the last day of each month, by wire transfer if so requested by the Subadviser,  but no later than ten (10)  calendar days  thereafter.  If this  Agreement  shall be effective for only a portion of a year, then the  Subadviser's fee for said year shall be prorated for such portion.